UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Amended Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 19, 2008

Marani Brands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-123176	20-2008579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13152 Raymer Street, Suite 1A
North Hollywood, CA 91605
(Address of principal executive offices) (zip code)

(818) 503-5200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements are based on management's beliefs and assumptions, and on information currently available to management. Forward looking statements include the information concerning possible or assumed future results of operations of the Company

Forward-looking statements also include statements in which words such as "expect," "anticipate," "intend," "plan," "believe," "estimate," "consider" or similar expressions are used. Forward looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The Company's future results and shareholder values may differ materially from those expressed in these forward looking statements. Readers are cautioned not to put undue reliance on any forward looking statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2008, Margrit Eyraud resigned from her position as Chairman of the Board of Directors and as a Director, by letter to the Company’s Board of directors of same date.

The November 19, 2008 resignation of Ms, Eyraud as Chairman of the Board of Directors and as a Director follows her resignation as Chief Executive Officer and President of the Company on October 1, 2008. On October 2, 2008 the Company executed a Transition Agreement and Mutual Release (the “Transition Agreement”) with Ms Eyraud, by which the Company agreed to a severance package for the benefit of Ms. Eyraud, as reported by the Company in its Form 8-K, filed with the SEC on October 6, 2008.

Ms. Eyraud’s November 19, 2008 letter of resignation contains unspecified and unsupported assertions that (i) she was resigning as Chairman of the Company’s Board as a result of (i) an alleged breach of the Transition Agreement by the Company, (ii) her “disagreement with the decisions” of current management “regarding the direction of the Company and its business operations”, and (iii) what she “believe[s] to be questionable practices and transactions” engaged in by the Company.

Management of the Company has examined Ms. Eyraud’s unspecified and unsupported allegations, and has concluded that it has fully performed all aspects of and its obligations under the Transition Agreement, as well as the discharge its duties of employing best practices and appropriate business judgment concerning the Company’s present and future business operations.

During the month that has passed since Ms. Eyraud’s resignation as President and CEO, she has not communicated any disagreement with the Company regarding its management decisions, or any transaction entered into by the Company.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1: Resignation Letter

Exhibit 99.2: Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2008	Marani Brands, Inc., a Nevada corporation

	/s/	Ara Zartarian
	By:	Ara Zartarian
	Its:	Chief Executive Officer